SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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8888 ACQUISITION CORPORATION
(Name of Registrant as Specified in Its Charter)

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8888 ACQUISITION CORPORATION
Qingyanglianyu Industrial Area
Jinjiang City, Fujian Province 362200
People’s Republic of China

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is first being mailed on or about __________, 2010 to the holders of record of the outstanding common stock, $0.0001 par value per share (the “Common Stock”), of 8888 Acquisition Corporation, a Nevada corporation (the “Company”), as of the close of business on October 20, 2010 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This Information Statement relates to a written consent in lieu of a meeting, dated October 20, 2010 (the “Written Consent”) of a stockholder owning at least a majority of the outstanding shares of Common Stock of the Company as of the Record Date (the “Majority Stockholder”). Except as otherwise indicated by the context, references in this Information Statement to “Company,” “we,” “us,” or “our” are references to 8888 Acquisition Corporation.

The Written Consent authorized and approved an amendment and restatement of our Articles of Incorporation (the “Amended and Restated Articles”) to, among other things:

1.	Change our name to “Sports Power, Inc.”;

2.	Include a provision regarding our election not to be governed by certain provisions of the Nevada Revised Statutes regulating business combinations with interested stockholders; and

3.	Include a provision regarding our election not to be governed by certain provisions of the Nevada Revised Statutes regulating control share acquisitions.

A copy of the Amended and Restated Articles is attached to this Information Statement as Appendix A.

The Written Consent constitutes the consent of a majority of the total number of shares of outstanding Common Stock and is sufficient under Chapter 78 of the Nevada Revised Statutes and our Bylaws to approve the Amended and Restated Articles. Accordingly, the Amended and Restated Articles is not presently being submitted to our other stockholders for a vote. The action by Written Consent will become effective when the Company files the Amended and Restated Articles with the Nevada Secretary of State.

PLEASE NOTE THAT THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING STOCKHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(C) OF THE EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C.

By Order of the Board of Directors,

/s/ Guoqing Zhuang
Guoqing Zhuang
Chairman of the Board of Directors

GENERAL INFORMATION

This Information Statement is being first mailed on or about ______________, 2010 to stockholders of the Company by the Board of Directors to provide material information regarding corporate actions that have been approved by the Written Consent of the Majority Stockholder.

Only one copy of this Information Statement is being delivered to two or more stockholders who share an address unless we have received contrary instruction from one or more of such stockholders. We will promptly deliver, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered. If you would like to request additional copies of the Information Statement, or if in the future you would like to receive multiple copies of information statements or proxy statements, or annual reports, or, if you are currently receiving multiple copies of these documents and would, in the future, like to receive only a single copy, please so instruct us by writing to the corporate secretary at the Company’s executive offices at the address specified above.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE AMENDMENT AND RESTATEMENT OF OUR ARTICLES OF INCORPORATION.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them.

AUTHORIZATION BY THE BOARD OF DIRECTORS
AND THE MAJORITY STOCKHOLDER

Under the Nevada Revised Statutes and the Company’s Bylaws, any action that can be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if the holders of outstanding stock having not less than the minimum number of votes that will be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted consent to such action in writing. The approval of the Amended and Restated Articles requires the affirmative vote or written consent of a majority of the issued and outstanding shares of Common Stock. Each stockholder is entitled to one vote per share of Common Stock held of record on any matter which may properly come before the stockholders.

On the Record Date, we had 33,966,667 shares of Common Stock issued and outstanding with the holders thereof being entitled to cast one vote per share.

On October 19, 2010, our Board of Directors unanimously adopted resolutions approving the Amended and Restated Articles and recommended that our stockholders approve the Amended and Restated Articles as set forth in Appendix A. In connection with the adoption of these resolutions, our Board of Directors elected to seek the written consent of the holders of a majority of our outstanding shares in order to reduce associated costs and implement the proposals in a timely manner.

Our Board of Directors has determined that the change of our name to “Sports Power, Inc.” is in the best interest of our stockholders and will more accurately reflect, and allow us to engage in, our new business operations as described in our Current Report on Form 8-K filed on October 25, 2010.

Our Board of Directors has decided to amend our Articles of Incorporation to forego the provisions of Sections 78.411 through 78.444, inclusive, of the Nevada Revised Statutes, regulating business combinations with interested stockholders. Our Board of Directors has determined that remaining subject to these provisions would place unnecessary burdens on the Company in connection with the completion of beneficial business transactions with interested stockholders, and has thus decided to forego the provisions of these sections of the Nevada Revised Statutes.

Our Board of Directors has also decided to amend our Articles of Incorporation to forego the provisions of Sections 78.378 through 78.3793, inclusive, of the Nevada Revised Statutes, regulating control share acquisitions. Our Board of Directors has determined that remaining subject to these provisions would place unnecessary burdens on the Company in connection with the completion of third party financings, and has thus decided to forego the provisions of these sections of the Nevada Revised Statutes.

CONSENTING STOCKHOLDERS

On the Record Date, Mr. Guoqing Zhuang, being the record holder of 24,707,353 shares of our Common Stock, constituting 72.74% of our issued and outstanding our Common Stock, the sole class of our voting securities, consented in writing to the Amended and Restated Articles.

Accordingly, we have obtained all necessary corporate approvals in connection with the Amended and Restated Articles. We are not seeking written consent from any other stockholder, and the other stockholders will not be given an opportunity to vote with respect to the actions described in this Information Statement. All necessary corporate approvals have been obtained. This Information Statement is furnished solely for the purposes of advising stockholders of the action taken by written consent and giving stockholders notice of such actions taken as required by the Exchange Act.

As the action taken by the Majority Stockholder was by written consent, there will be no security holders’ meeting and representatives of the principal accountants for the current year and for the most recently completed fiscal year will not have the opportunity to make a statement if they desire to do so and will not be available to respond to appropriate questions from our stockholders.

We will, when permissible following the expiration of the 20 day period mandated by Rule 14c of the Exchange Act and the provisions of the Nevada Revised Statutes, file the Amended and Restated Articles with the Nevada Secretary of State’s Office. The Amended and Restated Articles will become effective upon such filing and we anticipate that such filing will occur approximately 20 days after this Information Statement is first mailed to our stockholders.

AMENDMENT AND RESTATEMENT OF OUR ARTICLES OF INCORPORATION

On October 19, 2010, our Board of Directors approved, subject to receiving the approval of the holders of a majority of our outstanding capital stock, an amendment and restatement to our Articles of Incorporation to, among other things: (i) change our name to “Sports Power, Inc.” to more accurately reflect our business operations; (ii) include a provision regarding our election not to be governed by certain provisions of the Nevada Revised Statutes regulating business combinations with interested stockholders; and (iii) include a provision regarding our election not to be governed by certain provisions of the Nevada Revised Statutes regulating control share acquisitions. The Majority Stockholder approved the Amended and Restated Articles pursuant to a Written Consent dated as of October 20, 2010. The proposed Amended and Restated Articles is attached hereto as Appendix A.

1.	Name Change

Our current Articles of Incorporation states that the name of the Company is “8888 Acquisition Corporation.” Our Board of Directors unanimously approved, subject to stockholder approval, the Amended and Restated Articles to change our name to “Sports Power, Inc.”

Stockholder approval for the Amended and Restated Articles changing our name was obtained by Written Consent of stockholders holding at least a majority of our issued and outstanding Common Stock, as of the Record Date. The Amended and Restated Articles effecting the name change will become effective following filing with the Secretary of State of the State of Nevada, which will occur promptly following the 20th day after the mailing of this Information Statement to our stockholders as of the Record Date.

Our Board of Directors determined that the change of our name to “Sports Power, Inc.” is in the best interest of our stockholders and will more accurately reflect, and allow us to engage in, our new business operations as described in our Current Report on Form 8-K filed on October 25, 2010.

2.	No Restrictions on Business Combinations with Interested Stockholders

The Amended and Restated Articles unanimously approved by our Board of Directors and by the Majority Stockholder also amends our current Articles of Incorporation to state that the Company elects not to be governed by the terms and provisions of Sections 78.411 through 78.444, inclusive, of the Nevada Revised Statutes (referred to herein as the “Business Combination Statue”), regulating business combinations with interested stockholders, as the same may be amended, superseded, or replaced by any successor section, statute, or provision.

The Business Combination Statute prohibits a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder: for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the Board of Directors prior to the date the interested stockholder obtained such status; or after the expiration of the three-year period, unless:

  the transaction is approved by the Board of Directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

A “combination” is defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, with an “interested stockholder” having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, or (c) 10% or more of the earning power or net income of the corporation. In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 10% or more of a corporation's voting stock.

The Business Combination Statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our Company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price. Therefore, the application of the Business Combination Statute would have limited the ability of our stockholders to approve a transaction that they may deem to be in their interests. Our Board of Directors determined that remaining subject to the Business Combination Statute would place unnecessary burdens on the Company in connection with the completion of beneficial business transactions with interested stockholders, and has thus decided to amend our Articles of Incorporation to specifically forego the provisions of the Business Combination Statue.

3.	No Restrictions on Control Share Acquisitions

The Amended and Restated Articles unanimously approved by our Board of Directors and by the Majority Stockholder also amends our current Articles of Incorporation to state that the Company elects not to be governed by the terms and provisions of Sections 78.378 through 78.3793, inclusive, of the Nevada Revised Statutes (referred to herein as the “Control Share Statue”), restricting certain acquisitions of a controlling interest in a corporation, as the same may be amended, superseded, or replaced by any successor section, statute, or provision. The Control Share Statute applies only to Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and which conduct business directly or indirectly in Nevada.

The Control Share Statute prohibits an acquiror, under certain circumstances, from voting its shares of a target corporation’s stock after crossing certain ownership threshold percentages, unless the acquiror obtains approval of the target corporation’s disinterested stockholders. The Control Share Statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Once an acquiror crosses one of the above thresholds, those shares in an offer or acquisition, and acquired within 90 days thereof, become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. The Control Share Statute also provides that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

As of the date of this Information Statement, we do not have 100 or more stockholders of record who are Nevada residents, and are therefore not subject to the Control Share Statute, although there can be no assurance that in the future this statute will not apply to us. Our Board of Directors has determined that, should we become subject to the Control Share Statute, it would place unnecessary burdens on the Company in connection with the completion of third party financings, and has thus decided to amend our Articles of Incorporation to specifically forego the provisions of the Control Share Statue.

Potential Anti-takeover Effects of Amended and Restated Articles

Release No. 34-15230 of the staff of the Securities and Exchange Commission (“SEC”) requires disclosure and discussion of the effects of any stockholder proposal that may be used as an anti-takeover device. Please see “No Restrictions on Business Combinations with Interested Stockholders” and “No Restrictions on Control Share Acquisitions” above for certain anti-takeover effects of our election not to be governed by the Business Combination Statute and Control Share Statute.

Other than these proposals, our Board of Directors does not currently contemplate the adoption of any other amendments to our Articles of Incorporation that could be construed to affect the ability of third parties to take over or change the control of the Company. We currently have no plans or proposals to adopt other provisions or enter into other arrangements that many have anti-takeover ramifications.

Other provisions of our Articles of Incorporation and Bylaws may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of the Company or changing our Board of Directors and management. Our Articles of Incorporation provide that our Board of Directors may issue, without further stockholder approval, up to 50,000,000 shares of Preferred Stock in one or more classes or series within a class. Any Preferred Stock issued in the future may rank senior to our Common Stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up of us, or both. In addition, any such shares of Preferred Stock may have class or series voting rights. The issuance of Preferred Stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock. Neither the holders of our Common Stock nor the holders of our Preferred Stock have cumulative voting rights in the election of our directors. The combination of the present ownership by a few stockholders of a significant portion of our issued and outstanding Common Stock and lack of cumulative voting makes it more difficult for other stockholders to replace our Board of Directors or for a third party to obtain control of our Company by replacing our Board of Directors.

DISSENTER’S RIGHTS

Under Nevada law, holders of our Common Stock are not entitled to dissenter’s rights of appraisal with respect to the proposed amendment and restatement to our Articles of Incorporation and the adoption of the Amended and Restated Articles.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our voting stock as of the Record Date (i) by each person who is known by us to beneficially own more than 5% of each class our voting stock; (ii) by each of our officers and directors; and (iii) by all of our officers and directors as a group. Unless otherwise specified, the address of each of the persons set forth below is in care of the Company, Qingyanglianyu Industrial Area, Jinjiang City, Fujian Province 362200, People’s Republic of China.

Name and Address of Beneficial Owner	Office, If Any	Title of Class	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
Officers and Directors
Guoqing Zhuang	Chairman, Chief Executive Officer and President	Common Stock, $0.0001 par value	24,707,353	72.74%
Xuanzhi Luo	Chief Financial Officer	Common Stock, $0.0001 par value	0	*
Huihuang Zhuang	Chief Operating Officer	Common Stock, $0.0001 par value	1,476,701(3)	4.35%
Cansheng Li	Chief Technology Officer	Common Stock, $0.0001 par value	0	*

Glenn A. Little 211 West Wall Street Midland, TX 79701	Director	Common Stock, $0.0001 par value	305,700	*
All officers and directors as a group (5 persons named above)		Common Stock, $0.0001 par value	26,489,754	77.99%
5% Security Holders
Guoqing Zhuang	Chairman, Chief Executive Officer and President	Common Stock, $0.0001 par value	24,707,353	72.74%
Wenling Wang		Common Stock, $0.0001 par value	3,226,833	9.50%

* Less than 1%

(1)	Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the shares of our Common Stock.

(2)	A total of 33,966,667 shares of our Common Stock are considered to be outstanding pursuant to SEC Rule 13d-3(d)(1) as of the Record Date. For each beneficial owner above, any options exercisable within 60 days have been included in the denominator.

(3)	Includes 1,476,701 shares of our Common Stock held by Bai Cheng Investment Limited. Mr. Zhuang is the sole director and shareholder of Bai Cheng Investment Limited and has voting and investment control over securities held by it.

Changes in Control

We do not currently have any arrangements which if consummated may result in a change of control of our Company.

CHANGES TO OUR BUSINESS AND CHANGE OF CONTROL

We were originally organized under the laws of the State of Florida on September 20, 1983 under the name Rapholz Silver Inc. for the purpose of purchasing mining claims, both patented and unpatented, a mill, buildings and mining equipment located in San Miguel County, Colorado. On August 31, 1989, the Company liquidated all operations and assets and became a dormant entity. In July, 2006, the Company merged with its wholly owned subsidiary, 8888 Acquisition Corporation, a Nevada corporation formed solely for the purpose of redomiciling the Company from Florida to Nevada.

On October 19, 2010, we completed a reverse acquisition transaction through a share exchange with Cheng Chang Shoes Industry Company Limited, a Hong Kong limited company (“Cheng Chang”), whereby we acquired 100% of the issued and outstanding capital stock of Cheng Chang from its shareholders in exchange for 31,059,267 shares of our Common Stock. Immediately following closing of the reverse acquisition, several former shareholders of Cheng Chang transferred an aggregate of 1,981,963 of the shares issued to them in the reverse acquisition to other former shareholders of Cheng Chang and other persons who previously provided services to Cheng Chang and its subsidiary.

As a result of these transactions, the former shareholders of Cheng Chang became the owners of 86% of the total outstanding shares of our capital stock and 86% of the total voting power of all our outstanding voting securities (after taking into account shares issued in connection with a private placement transaction consummated simultaneously with the reverse acquisition transaction), resulting in a change of control of our Company.

Upon the closing of the reverse acquisition on October 19, 2010, Mr. Glenn A. Little, our sole director and officer, submitted a resignation letter in which he resigned from all offices that he held effective immediately and from his position as our director that will become effective on the tenth day following our mailing of an information statement to our stockholders that complies with the requirements of Section 14f-1 of the Securities Exchange Act of 1934, as amended, which will be mailed on or about October 27, 2010. On the same date, Mr. Guoqing Zhuang was appointed as a director and chairman of our board of directors, effective immediately. In addition, our executive officers were replaced by the Cheng Chang executive officers upon the closing of the reverse acquisition.

As a result of the reverse acquisition of Cheng Chang, we assumed the business operations and strategy of Cheng Chang and its Chinese operating subsidiary and entered into a new business. We now engage in the business of designing, producing and selling high quality soles used to manufacture athletic and leisure shoes. We sell our products to footwear manufacturers that are based primarily in China.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. The periodic reports and other information we have filed with the SEC, may be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington DC 20549. You may obtain information as to the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains reports, proxy statements and other information about issuers, like the Company, who file electronically with the SEC. The address of that site is www.sec.gov. Copies of these documents may also be obtained by writing our secretary at the address specified above.

Appendix A

AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
8888 ACQUISITION CORPORATION
(hereby changed to Sports Power, Inc.)

8888 Acquisition Corporation (hereinafter referred to as the “Corporation”), a corporation organized and existing under and by virtue of the laws of the State of Nevada, does hereby certify as follows:

1.

The current name of the Corporation is 8888 Acquisition Corporation.

2.

The original Articles of Incorporation of the Corporation were filed in the Office of the Secretary of State on June 26, 2006.

3.

These Amended and Restated Articles of Incorporation have been duly approved by the Unanimous Written Consent of the Board of Directors of the Corporation in lieu of a meeting, dated October 19, 2010, and by the Written Consent of the holders of a majority of the Corporation’s issued and outstanding capital stock, dated October 20, 2010, in accordance with the provisions of Sections 78.390 and 78.403 of the Nevada Revised Statutes.

4.

The provisions of the Articles of Incorporation of the Corporation as heretofore amended and/or supplemented are hereby restated, integrated and further amended to read in its entirety as follows:

ARTICLE I
NAME

The name of the corporation is Sports Power, Inc. (hereinafter, the “Corporation”).

ARTICLE II
PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the laws of the State of Nevada.

ARTICLE III
AUTHORIZATION TO ISSUE CAPITAL STOCK

The aggregate number of shares which the Corporation shall have the authority to issue is 100,000,000 shares of Common Stock having a par value of $0.0001 per share and 50,000,000 shares of Preferred Stock having a par value of $0.0001 per share.

All Common Stock of the Corporation shall be of the same class and shall have the same rights and preferences. The Corporation shall have authority to issue the shares of Preferred Stock in one or more series with such rights, preferences and designations as determined by the Board of Directors of the Corporation. Authority is hereby expressly granted to the Board of Directors from time to time to issue Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including, without limitation thereof, dividend rights, special voting rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the Nevada Revised Statutes. Full-paid stock of the Corporation shall not be liable to any further call or assessment.

ARTICLE IV
GOVERNING BOARD

The members of the governing board of the Corporation shall be known as the board of directors. The number of directors comprising the board of directors shall be set forth in the bylaws of the Corporation.

ARTICLE V
INDEMNIFICATION OF OFFICERS AND DIRECTORS

The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation, or who is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the action, suit or proceeding, to the full extent permitted by the Nevada Revised Statutes as such statutes may be amended from time to time.

ARTICLE VI
LIABILITY OF DIRECTORS AND OFFICERS

No director or officer shall be personally liable to the Corporation or any of its stockholders for damages for any breach of fiduciary duty as a director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article VI by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation of the personal liability of a director of officer of the Corporation for acts or omissions prior to such repeal or modification.

ARTICLE VII
ACQUISITION OF CONTROLLING INTEREST

The Corporation elects not to be governed by the terms and provisions of Sections 78.378 through 78.3793, inclusive, of the Nevada Revised Statutes, as the same may be amended, superseded, or replaced by a successor section, statute, or provision. No amendment to these Amended and Restated Articles of Incorporation, directly or indirectly, by merger or consolidation or otherwise, having the effect of amending or repealing any of the provisions of this paragraph shall apply to or have any effect on any transaction involving acquisition of control by any person or any transaction with an interested stockholder occurring prior to such amendment or repeal.

ARTICLE VIII
COMBINATIONS WITH INTERESTED STOCKHOLDERS

The Corporation elects not to be governed by the terms and provisions of Sections 78.411 through 78.444, inclusive, of the Nevada Revised Statutes, as the same may be amended, superseded, or replaced by any successor section, statute, or provision.

IN WITNESS WHEREOF, the undersigned has executed these Amended and Restated Articles of Incorporation this ______ day of ________________, 2010.

8888 ACQUISITION CORPORATION

By:
Name: Guoqing Zhuang
Title: Chief Executive Officer